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                                                                   Exhibit 3-117
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                                                               FILED
                                                              12 NOON
                                                            NOV 16 1989
                                                      /s/ [graphic of signature]
                                                      SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION

                                       OF

                   GENESIS PROPERTIES OF DELAWARE CORPORATION

                                   ----------

   1. The name of the Corporation is:

     GENESIS PROPERTIES OF DELAWARE CORPORATION

   2. The address of its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801, and its registered agent at such address is THE CORPORATION TRUST COMPANY.

   3. The nature of the Corporation's business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

   4. The total number of shares of capital stock which the Corporation shall have authority to issue is 3,000 shares of common stock, par value $.01 per share, amounting in aggregate to $30.

   5. The name and address of the incorporator is:

                                        J. A. Grodzicki
                                        ---------------------------
                                        1209 Orange Street
                                        Wilmington, DE 19801

   6. The Corporation is to have perpetual existence.

   7. In furtherance and not in limitation of the powers conferred by statute:

     (a) The board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

     (b) Elections of the Corporation's directors need not be by written ballot, unless the bylaws of the Corporation shall so provide.

   8. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director.


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   9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

   I, THE UNDERSIGNED, being the Incorporator hereinabove named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby make this Certificate of Incorporation of GENESIS PROPERTIES OF DELAWARE CORPORATION, declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of November, 1989.

                                      J. A.Grodzicki
                                      --------------------------------
                                      J. A.Grodzicki


GENESIS.003